UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2003

TANGRAM ENTERPRISE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	0-15454	23-2214726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11000 Regency Parkway

Suite 301

Cary, North Carolina 27511

(919) 653-6000

(Address of Principal Executive Offices)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	Other Events and Required FD Disclosure

Tangram Enterprise Solutions, Inc., a Pennsylvania corporation (“Tangram”), has entered into an Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of December 4, 2003, by and among Tangram, Opsware Inc., a Delaware corporation (“Parent”), and TES Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Tangram (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and Tangram will continue as the surviving corporation and a wholly-owned subsidiary of Parent. In the Merger, Parent will acquire all of Tangram’s outstanding debt and shares of convertible preferred stock and common stock. The value of the transaction is $10 million, subject to certain adjustments and conditions contained in the Merger Agreement. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit Number	Document Description

2.1	Agreement and Plan of Reorganization, dated as of December 4, 2003, by and among Opsware Inc., TES Acquisition Corp. and Tangram Enterprise Solutions, Inc.

ITEM 9.	Regulation FD Disclosure.

On December 4, 2003, Tangram issued a press release, which is being furnished as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tangram Enterprise Solutions, Inc.

Dated:	December 9, 2003	By:	/s/ NORMAN L. PHELPS

Norman L. Phelps Chief Executive Officer